Exhibit 15

August 4, 2020

To the Board of Directors and Shareholders of Avista Corporation

1411 East Mission Ave

Spokane, Washington 99202

We are aware that our report dated August 4, 2020, on our review of interim financial information of Avista Corporation and subsidiaries appearing in this Quarterly report on Form 10-Q for the quarter ended June 30, 2020, is incorporated by reference in Registration Statement Nos. 333-33790, 333-126577, 333-179042 and 333-208986 on Form S-8 and in Registration Statement No. 333-231431 on Form S-3.

/s/ Deloitte & Touche LLP

Portland, Oregon